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                                                                   EXHIBIT 23(e)



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this joint proxy/prospectus and Registration Statement of our report dated January 16, 1997, appearing in this Annual Report on Form 10-K of Republic Bancorp Inc. for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such joint proxy/prospectus.



/s/  Deloitte & Touche LLP

March 16, 1999

Deloitte & Touche LLP

Detroit, Michigan